Exhibit 99.1

Meade Instruments Corp. Shareholder Presentation July 2008

Slide 1:

Safe Harbor

During the course of this presentation the Company or its representatives may make forward-looking remarks regarding future events or the future financial performance of the Company.  We wish to caution that such statements are just predictions and actual events or results may differ materially.  We refer you to the documents the Company files from time to time with the SEC.  These documents contain important factors that could cause actual results to differ materially from those contained in any forward-looking statement of the Company made in connection with this presentation.

Slide 2:

Global consumer Optics Company with leading brand recognition in telescopes, binoculars, and other optical products

•                  Founded in 1972

•                  NASDAQ: MEAD

•                  Headquartered in Irvine, CA

•                  Approximately 250 employees

•                  FY ‘08 (ended February 29) revenues:  $98.5 MM (3%),

•                  Insider Ownership: ~30%

Slide 3:

Investment Highlights

•                  Recent sale of Sport Optics brands generated $15MM in cash.

•      Credit facility being renegotiated.  We expect to have a permanent credit facility in place in the near future.

•                  Analysis of Strategic Alternatives is ongoing.

•                  Revenue for FY ‘08 down -3%

•                  Telescopes & Accessories down -10% (little high-end after Dec 15)

•                  Binoculars down -30% (one European customer)

•                  Other up +80% (microscopes in Europe)

Slide 4:

Global Net Revenue by Product (as % of total FY ‘08)

Slide 5:

Competitive Strengths

•                  Innovative, technically advanced and sophisticated products at affordable prices for  the amateur astronomer

•                  Broad range of Telescopes, Binoculars and Microscopes (in terms of technology and price)

•                  Strong global brands; Meade®, Coronado® & Bresser®

•                  Relocation of manufacturing to Mexico to reduce operating costs and cost of goods sold

•                  Broad global distribution network

•                  Global sourcing

Slide 6:

Various Logos of World Class Customer Base

Slide 7:

Turnaround Initiative:  Increase Gross Margin to 30% by FY ‘11

•                  Reduced Cost of Goods Sold with move to Mexico

•                  Reduced shipping costs and duties by continuing to expand Mexican operation

•                  Reduced spread between Gross and Net Sales

•	Quality
•	Quality
•	Quality

Slide 8:

Turnaround Initiative:  Reduce SG&A to 20%+ by FY ‘11

•                  Continued improvements in cost reductions

•                  Continued reduction in facilities

Slide 9:

Turnaround Initiative: Rationalize Inventory

• SKU count dropping
•	FY ’06: 1,099
• • •	FY ‘07: 673 FY ‘08: 570 FY ‘09: 360

Slide 10:

Roadmap for Revenue Growth - Near term Plan

•                  Fully operational in Mexico

•                  Over $3MM in backlog due to Irvine/Mexico transition

•                  VP of Sales addition to Senior Management

•                  Re-launch Max Mount®

•                  Over $1MM in backlog

•                  Ship all Mass Market goods complete & on-time

•                  12 containers on the water as we speak

•                  Launch next generation ETX®

•                  Launch next generation mySKY®

Slide 11:

Roadmap for Revenue Growth - Long term plan

•                  Strong focus and dedication on “Product Quality” and “User Satisfaction”

•                  Expansion of OEM business

•                  New product introductions

•                  Presence at Consumer Electronics Show

Slide 12:

Key Take-a-ways

•      Credit facility being renegotiated.  We expect to have a permanent credit facility in place in the near future.

•                  Analysis of Strategic Alternatives is ongoing.

•                  Revenue for FY ‘08 down -3%

•                  Telescopes & Accessories down -10% (little high-end after Dec 15)

•                  Binoculars down -30% (one European customer)

•                  Other up +80% (microscopes in Europe)

•                  Major progress on all key turnaround metrics

•                  Plans in place for Revenue Growth

End of presentation.